Exhibit 4.2

4.000% NOTES DUE 2015

MERCK & CO., INC.

Officers’ Certificate

Peter N. Kellogg, Executive Vice President and Chief Financial Officer, and Mark E. McDonough, Vice President and Treasurer, as Authorized Officers pursuant to the resolutions of the Board of Directors of Merck & Co., Inc. (the “Company”) adopted at a meeting duly called and held on March 8, 2009, at which a quorum was present and acting throughout, and to the action by unanimous written consent dated June 2009 (collectively, the “Resolutions”), which authorized the Company to issue and sell its debt securities, and empowered the Authorized Officers (as defined in the Resolutions) to approve the form and terms of such debt securities, each hereby approves and establishes under the Indenture, dated as of April 1, 1991, as supplemented by the First Supplemental Indenture, dated as of October 1, 1997 (together, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor Trustee, a series of debt securities the terms of which are as follows:

1. The title of the debt securities of such series shall be 4.000% Notes due 2015 (the “2015 Notes”).

2. The aggregate principal amount of the 2015 Notes which may be authenticated and delivered under the Indenture is initially limited to $1,000,000,000 (provided that the Company may increase such aggregate principal amount at any time on or after the date hereof), except for 2015 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2015 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2015 Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of the Authorized Officers.

3. The 2015 Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

4. The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company) shall be 99.248% of the aggregate principal amount of the 2015 Notes.

5. The maturity date on which the principal of each of the 2015 Notes is payable shall be June 30, 2015.

6. The 2015 Notes shall bear interest at the rate of 4.000% per annum from June 25, 2009.

7. The Interest Payment Dates for the 2015 Notes shall be June 30 and December 30 of each year, commencing on December 30, 2009, and the Regular Record Dates for the 2015 Notes shall be the preceding June 15 or December 15, as the case may be.

8. The 2015 Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2015 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, any interest accrued but not paid to the date of redemption; provided that the principal amount of a 2015 Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2015 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2015 Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date for the 2015 Notes, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

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“Reference Treasury Dealer” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., their respective successors and any additional primary U.S. governmental securities dealers selected by the Trustee after consultation with the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer for such dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each 2015 Note to be redeemed, the remaining scheduled payments of principal of and interest on the 2015 Note that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to a 2015 Note, the amount of the next succeeding scheduled interest payment on the 2015 Note will be reduced by the amount of interest accrued on the 2015 Note to the Redemption Date.

Holders of 2015 Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the 2015 Notes are to be redeemed, the Trustee will select the particular 2015 Notes or portions thereof for redemption from the outstanding 2015 Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the 2015 Notes or portions thereof called for redemption.

9. Payment of the principal and interest on the 2015 Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York (initially, the Corporate Trust Office of the Trustee), provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

10. The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2015 Notes.

11. The 2015 Notes shall be issued in the form of one or more Book-Entry Securities and the Depository for such Book-Entry Securities shall be The Depository Trust Company, Clearstream Banking societé anonyme and Euroclear Bank S.A./N.V.

12. The form of the 2015 Notes attached hereto as Annex A is hereby approved.

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13. If the Company’s proposed merger (the “Merger”) with Schering-Plough Corporation (“Schering-Plough”) closes, promptly after the closing of the Merger, New Merck (as defined below) shall (a) execute and deliver to the Trustee a supplemental indenture (the “New Merck Supplemental Indenture”), pursuant to which New Merck will agree to fully and unconditionally guarantee, on a senior unsecured basis, all of the Company’s obligations under the 2015 Notes on the terms to be set forth in the New Merck Supplemental Indenture (such guarantee, the “Guarantee”) and (b) deliver to the Trustee an Opinion of Counsel as to the authorization, execution and enforceability of the New Merck Supplemental Indenture, subject to customary exceptions and qualifications. The New Merck Supplemental Indenture shall provide that the Guarantee shall be automatically and unconditionally released and discharged if (1) at any time New Merck has no Debt outstanding and does not guarantee the Debt of any Subsidiary (other than the June 2009 Notes (as defined below)), or (2) the Indenture has been satisfied and discharged in accordance with Section 401 of the Indenture.

“June 2009 Notes” means collectively, the 2015 Notes, $1,250,000,000 aggregate principal amount of the Company’s 1.875% Notes due 2011, $1,250,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2019 and $750,000,000 aggregate principal amount of the Company’s 5.850% Notes due 2039.

“New Merck” means the ultimate parent company of the Company, after giving effect to the consummation of the Merger.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

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IN WITNESS WHEREOF, we have hereunto signed our names this 25th day of June, 2009.

By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer

By:	/s/ Mark E. McDonough
Mark E. McDonough
Vice President and Treasurer

Annex A

REGISTERED	REGISTERED
No. R-1	PRINCIPAL AMOUNT: $500,000,000*
CUSIP NO.: 589331 AP 2

MERCK & CO., INC.

4.000% NOTES DUE 2015

This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

*	On June 25, 2009, the 2015 Notes will be issued in the form of two (2) Book-Entry Securities in the amounts of $500,000,000 and $500,000,000.

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on June 30, 2015, and to pay interest thereon from and including June 25, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 30 in each year and at Maturity, commencing on December 30, 2009, at a rate per annum of 4.000%, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day in New York City), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”) in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.

Payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

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Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 25, 2009

[SEAL]		MERCK & CO., INC.

By:
	Name:	Mark E. McDonough
	Title:	Vice President and Treasurer

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

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[REVERSE OF SECURITY]

MERCK & CO., INC.

4.000% NOTES DUE 2015

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1991, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is $1,000,000,000, provided that the Company may increase such aggregate principal amount at any time.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This Security is not subject to any sinking fund.

The Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, any interest accrued but not paid to the date of redemption; provided that the principal amount of a Security remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., their respective successors and any additional primary U.S. governmental securities dealers selected by the Trustee after consultation with the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer for such dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of principal of and interest on the Security that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to a Security, the amount of the next succeeding scheduled interest payment on the Security will be reduced by the amount of interest accrued on the Security to the Redemption Date.

Holders of Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select the particular Securities or portions thereof for redemption from the outstanding Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If the Company’s proposed merger (the “Merger”) with Schering-Plough Corporation (“Schering-Plough”) closes, promptly after the closing of the Merger, New Merck (as defined below) shall (a) execute and deliver to the Trustee a supplemental indenture (the “New Merck Supplemental Indenture”), pursuant to which New Merck will agree to fully and unconditionally guarantee, on a senior unsecured basis, all of the Company’s obligations under the Securities on the terms to be set forth in the New Merck Supplemental Indenture (such guarantee, the “Guarantee”) and (b) deliver to the Trustee an Opinion of Counsel as to the authorization, execution and enforceability of the New Merck Supplemental Indenture, subject to customary exceptions and qualifications. The New Merck Supplemental Indenture shall provide that the Guarantee shall be automatically and unconditionally released and discharged if (1) at any time New Merck has no Debt outstanding and does not guarantee the Debt of any Subsidiary (other than the June 2009 Securities (as defined below)), or (2) the Indenture has been satisfied and discharged in accordance with Section 401 of the Indenture.

“June 2009 Securities” means collectively, the Securities, $1,250,000,000 aggregate principal amount of the Company’s 1.875% Notes due 2011, $1,250,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2019 and $750,000,000 aggregate principal amount of the Company’s 5.850% Notes due 2039.

“New Merck” means the ultimate parent company of the Company, after giving effect to the consummation of the Merger.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

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